Equity Office Reaffirms Support for Blackstone Transaction
Plans to Adjourn Special Meeting and Reconvene on February 7, 2007
CHICAGO, Feb 02, 2007 (BUSINESS WIRE) — Equity Office Properties Trust (NYSE: EOP) today announced that its Board of Trustees has unanimously voted to reaffirm its recommendation of the proposed $54 per share all-cash transaction with affiliates of The Blackstone Group. The decision was made after deliberations with its financial and legal advisors regarding the revised offer it received today from Vornado Realty Trust.
In reaching this conclusion, the Board took into account a number of factors, starting with a financial comparison of the two alternatives, both of which are taxable transactions. As previously disclosed, the transaction with affiliates of The Blackstone Group is an all-cash offer at $54 per share that could close on or about February 9, 2007.
In contrast, the Vornado offer contemplates $56 per share payable (i) $31 in cash and (ii) Vornado common shares having a value (based on an average price during a period prior to closing) equal to $25 per share, subject to a collar, whereby value could be lower or higher if the Vornado common share price is lower than $115 or higher than $135 per share. The Board has been advised it would likely take approximately four to six months to close the Vornado transaction, due to a requirement for a Vornado shareholder vote and the potential for SEC review. Given this time delay, the Board has been advised that the net present value of the Vornado offer is between $54.28 and $54.88 per share, even after taking into account the receipt of dividends in the interim.
In the view of the Board of Equity Office, the approximately 1% higher net present value of the Vornado offer fails to adequately compensate Equity Office shareholders for the increased risk when compared to the Blackstone transaction whose closing conditions have largely been satisfied and, if approved, is scheduled to close next week. The incremental risks include the required Vornado shareholder vote, the Vornado Board’s “fiduciary out” from its covenant to recommend the transaction and the market and event risks over the four-to-six months that could be required to close.
In contrast, the Board of Equity Office believes that the Blackstone transaction has certainty of value and virtual certainty of closing in the immediate future.
The Board’s reasons for its conclusion are further described in a proxy statement supplement expected to be filed on Friday, February 2, 2007.
The special meeting of shareholders to vote on the merger agreement with affiliates of The Blackstone Group remains scheduled to be convened on February 5, 2007. However, it is expected that the meeting will be immediately adjourned (without any vote on February 5) until 11:00 a.m. (CST) on February 7, 2007, in order to provide shareholders with sufficient time to review and consider the supplemental proxy materials. The vote would then be taken on February 7, 2007 and, if approved, the Blackstone transaction would close on or about February 9, 2007. The record date for the meeting remains the close of business on December 28, 2006. The location of the meeting remains the Civic Opera Building, 20 North Wacker, Chicago, Illinois.
The supplemental proxy materials are expected to be mailed or couriered on Friday, February 2, 2007 and will also be available on the SEC’s website, http://www.sec.gov, and on Equity Office’s website, http://www.equityoffice.com. Shareholders are urged to read the supplemental proxy materials.
About Equity Office

Equity Office is the largest publicly traded owner and manager of office properties in the United States by building square footage. At December 31, 2006, Equity Office had a national office portfolio comprised of whole or partial interests in 543 office buildings comprising 103.1 million square feet in 16 states and the District of Columbia. As of that date, Equity Office owned buildings in 24 markets and in 98 submarkets, enabling it to provide premium office space for a wide range of local, regional and national customers.
EOP Operating Limited Partnership is a Delaware limited partnership through which Equity Office conducts substantially all of its business and owns, either directly or indirectly through subsidiaries, substantially all of its assets.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations of Equity Office management. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results, performance or transactions of Equity Office and its subsidiaries to differ materially from those expressed in any forward-looking statements. For example, the offer from Vornado may not result in a definitive agreement or an alternative transaction. Other factors include, but are not limited to: (1) the failure to satisfy the conditions to completion of the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required shareholder approval; (2) the failure to obtain the necessary financing arrangements set forth in the commitment letters received by Blackhawk Parent LLC (an affiliate of The Blackstone Group) in connection with the proposed mergers and the actual terms of such financings; (3) the failure of the proposed mergers to close for any other reason; (4) the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement; (5) the outcome of the legal proceedings that have been, or may be, instituted against Equity Office and others following the announcement of the proposed mergers; (6) the risks that the proposed transactions disrupt current plans and operations including potential difficulties in employee retention; (7) the amount of the costs, fees, expenses and charges related to the proposed mergers; (8) the substantial indebtedness that will need to be incurred to finance consummation of the proposed mergers and related transactions, including the tender offers and consent solicitations; (9) other refinancings of Equity Office and its subsidiaries; and (10) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Equity Office’s and EOP Operating Limited Partnership’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Equity Office’s ability to control or predict. Equity Office undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information About the Merger and Where to Find It
In connection with proposed merger transactions involving Equity Office and EOP Operating Limited Partnership and affiliates of The Blackstone Group, Equity Office filed a definitive proxy statement and proxy statement supplement with the SEC and furnished the definitive proxy statement and an initial proxy statement supplement to Equity Office’s shareholders. A second proxy statement supplement is to be filed with the SEC on Friday, February 2, 2007. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND BOTH PROXY STATEMENT SUPPLEMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTIONS. Shareholders can obtain the proxy statement, the proxy statement supplements and all other relevant documents filed by Equity Office with the SEC free of charge at the SEC’s website at

www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (800) 692-5304 or at www.equityoffice.com. The contents of the Equity Office website are not made part of this press release.
Participants in the Solicitation
Equity Office and its trustees and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed merger transactions. Information about Equity Office and its trustees and executive officers, and their ownership of Equity Office’s securities, is set forth in the definitive proxy statement and proxy statement supplements relating to the proposed merger transactions described above.
SOURCE: Equity Office Properties Trust
Equity Office
Investors/Analysts
Beth Coronelli, 312-466-3286
or
Media
Terry Holt, 312-466-3102
or
Investors
MacKenzie Partners, Inc.
Jeanne Carr, 212-929-5916

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